Exhibit 10(67)

AMERICAN INTERNATIONAL GROUP, INC.

70 PINE STREET, 27TH FLOOR

NEW YORK, N.Y. 10270

ANASTASIA D. KELLY	TEL: 212-770-5426
VICE CHAIRMAN	FAX: 212-425-2175
LEGAL, HUMAN RESOURCES,	ANASTASIA.KELLY@AIG.COM
CORPORATE COMMUNICATIONS,
AND CORPORATE AFFAIRS

December 30, 2009

Robert H. Benmosche

Harvey Golub

Dennis D. Dammerman

American International Group Inc.

70 Pine Street

New York, NY 10270

Dear Bob, Harvey and Dennis:

I would like to take an opportunity, before the year is over and before my formal departure, to thank AIG, the entire board, and particularly the three of you for all the help and support you provided to me during the time I was fortunate to work with you.

I also want to let you know that, given my departure, I do not wish to accept the award of three year stock salary in the amount of $1,710,000. I believe it is appropriate for those executives who will remain and work for this value to be delivered to receive these awards, but as I will not be among that group, I respectfully decline this stock salary award.

My heart is heavy that my tenure at AIG is coming to an end but it is also full of gratitude for the experience of working with such a dedicated and committed team.

Sincerely,

Anastasia D. Kelly

CC:                             Marc R. Trevino

Sullivan and Cromwell

Deborah Kelly

Dickstein Shapiro Morin & Oshinsky